EXHIBIT 10.16

STONERIDGE, INC.
LONG-TERM INCENTIVE PLAN
SHARE OPTION AGREEMENT

     Stoneridge, Inc. (the “Company”) hereby grants to XXX (the “Holder”) the right to purchase, at the option of the Holder, an aggregate of XXX Common Shares, without par value, of the Company (the “Shares”), at $XX.XX per share, upon the following terms and conditions:

     1. The option granted herein vests and is exercisable on and after XXXX.

     2. The option granted herein, when vested, may be exercised in blocks of 50 or more Shares on and after XXXX, and prior to a date ten (10) years from the date hereof, but not thereafter, by (i) the giving by the Holder to the Company, at its corporate offices in Warren, Ohio, of a written notice of such election, and specifying the number of Shares then being purchased; (ii) the payment by the Holder to the Company of the purchase price of the Shares so specified; and (iii) the giving by the Holder to the Company of the Holder’s written representation that the Shares being purchased are being acquired not with a view to resale or distribution and that such Shares will not be sold or otherwise transferred except in compliance with the Securities Act of 1933, as amended, (the “Securities Act”) and applicable state securities laws, and authorizing the Company to imprint the certificates evidencing such Shares with a legend to that effect—but if, either before or after the issuance of this option, a registration is effected under the Securities Act with respect to the Shares subject to the Company’s Long-Term Incentive Plan (“the Plan”) which are the subject of this option, then, in that event, any restrictions in this subparagraph (iii) or in any undertaking made pursuant hereto will be inoperative. Upon receipt of such notice, payment and any required representation, the Company will promptly cause certificates for such number of Shares so purchased to be issued and delivered to the Holder; but no Shares will be issued and delivered upon any exercise of this option unless and until, in the opinion of counsel for the Company, any and all applicable federal and state securities laws pertaining to the issuance and delivery of such Shares have been complied with in full.

     3. Payment of the purchase price may be made in cash or in Shares of the Company valued at the closing sales price per Share (or if there are no sales, then the average of the closing bid and asked price per Share) on the New York Stock Exchange on the last trading day preceding the date on which the option is exercised.

     4. This option may not be exercised unless the Holder is, at the time of exercise, in the employ of the Company or a subsidiary thereof and has been continuously so employed since the option was granted, but (i) in the event of termination of that employment for any reason other than death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, the Holder may exercise the option within ninety (90) days next succeeding that termination of employment, or within the balance of the period of this option if less than ninety (90) days, to the extent vested and to the extent that he was otherwise entitled to exercise it at the date of that termination; and (ii) in the event of the death or permanent and total disability of the Holder while in the employ of the Company or a subsidiary thereof, this option may be exercised within one (1) year next succeeding that event, or within the balance of the period of this option if less than one (1) year, and then only to the extent vested or to the extent that the option would have become vested within that period from the time of death or permanent and total disability had the Holder continued to fulfill all conditions of this option during that period and, in the case of death, only by the executor or administrator of his estate, and in the case of permanent and total disability, by the Holder or by the Holder’s duly authorized legal representative if the Holder is unable to exercise the option as a result of the Holder’s disability.

     5. The rights hereby granted are nontransferable and non-assignable and may be exercised, during his lifetime, only by the Holder (or in the case of the permanent and total disability of the Holder, by his duly authorized legal representative but only if, and to the extent, permitted by Section 422 of the Code) and, after his death, only by the executor or administrator of the estate of the Holder as and to the extent provided in this Agreement; except that the Holder may transfer all or any portion of the option granted herein during his lifetime to one or more members of his family, or to one or more trusts for the benefit of one or more members of his family, subject to his receipt of the Compensation Committee’s (“the Committee”) express written consent (or the express written consent of any subsequent committee of the Board of Directors responsible for the administration of the Plan) to the transfer and so long as no consideration is paid for the transfer and such transfer would not result in the loss of any exemption under

Section 16 of the Securities Exchange Act of 1934 for any option or portion of this option that the Committee does not permit to be so transferred. The transferee of this option shall be subject to all restrictions, terms, and conditions applicable to this option prior to its transfer, except that this option shall not be further transferable inter vivos by the transferee.

     6. On any change in number or kind of outstanding Shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or Shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of Shares subject to this option and in the price per Share to be paid upon any subsequent exercise of this option as it considers appropriate for the protection of the Company and of the Holder.

     7. This option is granted under and pursuant to the Plan.

     8. No later than the date as of which an amount first becomes includable in the gross income of the Holder for federal income tax purposes with respect to the option granted hereunder, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to that amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including Shares that are part of the option that gives rise to the withholding requirement. The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company and its subsidiaries and affiliates may, to the extent permitted by law, deduct and such taxes from any payment of any kind otherwise payable to the Holder.

     9. This option is a non-qualified stock option and is not intended to be an incentive stock option within the meaning of the Internal Revenue Code of 1986, as amended.

     10. The Plan and the option granted hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the XXXX.

Stoneridge, Inc.
By:

The foregoing Option is hereby accepted.

(Signature)